UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2023

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	333-192060	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained above in Item 3.02 is hereby incorporated by reference into this Item1.01.

Item 3.02 Unregistered Sales of Equity Securities.

Between March 12, 2023 and March 16, 2023, White River Energy Corp (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with accredited investors (“Purchasers”) whereby the Purchasers agreed to purchase a total of 7 Units from the Company, with each Unit consisting of one share of a newly-designated Series C Convertible Preferred Stock (the “Series C”) and five-year Warrants to purchase up to 200% of the shares of Common Stock issuable upon conversion of the Series C (the “Warrants”), at a purchase price of $25,000 per Unit for a total purchase price of $175,000. These amounts will be in addition to the total of 190.2726308 Units the Company sold as previously disclosed in the Company’s prior filings with the Securities and Exchange Commission, which combines for a total subscription of $4,756,816. As of the date of this Current Report on Form 8-K, the Company has received payment of $50,000 of the purchase prices for the March 2023 subscriptions.

The terms of the SPA, Series C and Warrants, and related Registration Rights Agreement were previously disclosed on the Company’s Current Report on Form 8-K filed on October 25, 2022 (the “Prior 8-K”). The net proceeds from the offering, after offering expenses and related costs, will be used to enable the Company to proceed with the acquisition of a broker dealer as previously disclosed in its Current Report on Form 8-K filed on January 27, 2023, and for working capital and general corporate purposes.

The offer and sale of the Units and the Series C and Warrants contained therein pursuant to the SPA was not registered under the Securities Act of 1933 and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the SPA, the Series C, the Warrants, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the forms of the SPA, the Series C, the Warrants, and the Registration Rights Agreement, copies of which are incorporated by reference as Exhibits 10.1, 3.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Section 9 - Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Certificate of Designation of Series C Convertible Preferred Stock	8-K	10/25/2022	3.1
10.1	Form of Securities Purchase Agreement*	8-K	10/25/2022	10.1
10.2	Form of Warrant	8-K	10/25/2022	10.2
10.3	Form of Registration Rights Agreement*	8-K	10/25/2022	10.3
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: March 16, 2023	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Executive Officer